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                                                                  EXHIBIT 4.1(b)

                           LYONDELL CHEMICAL COMPANY,

                             EQUISTAR CHEMICALS, LP

                                      AND

                     U.S. BANK TRUST, NATIONAL ASSOCIATION,

                                    TRUSTEE



                          THIRD SUPPLEMENTAL INDENTURE

                                  DATED AS OF

                                NOVEMBER 3, 2000

                                       TO

                                   INDENTURE

                                  DATED AS OF

                                 MARCH 10, 1992

              (AS SUPPLEMENTED BY THE FIRST SUPPLEMENTAL INDENTURE
             DATED AS OF MARCH 10, 1992 AND THE SECOND SUPPLEMENTAL
                    INDENTURE DATED AS OF DECEMBER 1, 1997)
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          THIS THIRD SUPPLEMENTAL INDENTURE (this "Supplement"), dated as of
November 3, 2000 (the "Closing Date"), among Lyondell Chemical Company, a Delaware corporation (formerly known as Lyondell Petrochemical Company, "Lyondell"), Equistar Chemicals, LP, a Delaware limited partnership ("Equistar"), and U.S. Bank Trust, National Association (successor to Continental Bank, National Association), as Trustee (the "Trustee"), supplements the Indenture dated as of March 10, 1992, between Lyondell and the Trustee under the Indenture, as supplemented by the First Supplemental Indenture dated as of March 10, 1992 (the "First Supplemental Indenture"), pursuant to which the 9.125% Notes Due 2002 (the "Notes") were issued by Lyondell and are outstanding, and the Second Supplemental Indenture dated as of December 1, 1997 (the "Second Supplemental Indenture"), pursuant to which Equistar became an obligor under the Indenture (such Indenture, as so amended and supplemented, the "Indenture").

                                 RECITALS

          WHEREAS, Lyondell has executed and delivered to the Trustee the Indenture, providing for the issuance from time to time of Lyondell's unsecured debentures, notes or other evidences of indebtedness, issuable in one or more series (the "Securities"), and Lyondell has executed and delivered to the Trustee the First Supplemental Indenture, providing for the issuance of the Notes, which are Securities under the Indenture;

          WHEREAS, Lyondell contributed substantially all of its assets (for purposes of Section 12.01 of the Indenture) to Equistar effective
December 1, 1997;

          WHEREAS, pursuant to the Asset Contribution Agreement dated as of December 1, 1997, among Lyondell, Lyondell Petrochemical L.P. Inc. and Equistar, Equistar assumed the Notes;

          WHEREAS, Section 11.01 of the Indenture provides that under certain conditions, the Company and the Trustee may enter into an indenture or indentures supplemental to the Indenture, inter alia, to evidence the succession of another corporation to the Company and the assumption by any such successor, pursuant to Article 12 of the Indenture, of the covenants, agreements and obligations of the Company contained in the Indenture and the Securities;

          WHEREAS, pursuant to Section 11.01(a) of the Indenture, Lyondell, Equistar and the Trustee entered into the Second Supplemental Indenture;

          WHEREAS, in accordance with Section 12.01 of the Indenture, pursuant to the Second Supplemental Indenture, Equistar (a) expressly assumed the due and punctual payment of the principal of and premium, if any, and interest, if any, on all of the Securities of each series, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture, as supplemented by the First and Second Supplemental Indentures, and in such series to be performed by Lyondell; and (b) succeeded to and was substituted for Lyondell as the "Company" for purposes of the Indenture, with the same effect as if Equistar had been named as the "Company" in the Indenture, as supplemented;
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          WHEREAS, the Second Supplemental Indenture provided that subsequent to
December 1, 1997, for purposes of the Indenture, the term "Company" shall mean and include both Equistar and Lyondell, and Equistar shall not be a "Subsidiary" of Lyondell;

          WHEREAS, Section 11.01(b) of the Indenture provides that, without the consent of any Holders of any series of Securities, the Company and the Trustee may enter into an indenture or indentures supplemental to the Indenture, inter alia, to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the Holders of any series of Securities as the Board of Directors and the Trustee shall consider to be for the protection of the Holders of such Securities;

          WHEREAS, Section 11.01(h) of the Indenture provides that, without the consent of any Holders of any series of Securities, the Company and the Trustee may enter into an indenture or indentures supplemental to the Indenture to conform the Indenture to the provisions of the Trust Indenture Act of 1939 (the "TIA");

          WHEREAS, Lyondell and Equistar have duly determined to make, execute and deliver to the Trustee this Supplement pursuant to Section 11.01 of the Indenture, in order to (1) provide for the Guarantee, as hereinafter defined, of the payment of the Notes, by Lyondell as the Guarantor, as hereinafter defined, under the Indenture, and (2) amend certain provisions of the Indenture to conform to the provisions of the TIA.

          NOW, THEREFORE, THIS SUPPLEMENT WITNESSETH:

          In consideration of the premises and other good and valuable consideration, the parties hereto hereby agree, for the equal and proportionate benefit of the respective Holders from time to time of the Securities, as follows:

                                 SECTION ONE

                                 DEFINITIONS

          Capitalized terms used and not otherwise defined herein have the respective meanings assigned to such terms in the Indenture.

                                  SECTION TWO

                                   AMENDMENTS

2.1 Section 1.01 of the Indenture shall be amended to add the following definitions:

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          Guarantee

          The term "Guarantee" shall mean the guarantee by the Guarantor of the Company's obligations provided for by the third supplemental indenture to the Indenture.

          Guarantor

          The term "Guarantor" shall mean Lyondell Chemical Company, a Delaware corporation, until such time as Lyondell Chemical Company is released from its Guarantee as permitted by the Indenture.

          obligor

          The term "obligor" shall mean the Company, the Guarantor or any other obligor on the Securities.

          United States Bankruptcy Code

          The term "United Stated Bankruptcy Code" shall mean Title 11 of the United States Code, Section 101 et seq.

     2.2 Section 5.08 of the Indenture shall be amended so that (a) the first reference to "The Company" is changed to "Each obligor" and (b) all subsequent references to "the Company" are changed to "such obligor".

     2.3 Section 6.01 of the Indenture shall be amended so that (a) the first reference to "The Company" is changed to "Each obligor under the Securities" and (b) the last reference to "the Company" is changed to "such obligor".

     2.4 Section 6.02(c) of the Indenture shall be amended so that (a) the first reference to "the Company" is changed to "each obligor" and (b) the last reference to "the Company" is changed to "such obligor".

     2.5 Section 6.03(a) of the Indenture shall be amended so that (a) the section caption "Reports by the Company" is changed to "Reports by each obligor", (b) the first reference to "The Company" is changed to "Each obligor", and (c) all subsequent references to "the Company" are changed to "such obligor".

     2.6 Section 6.03(b) of the Indenture shall be amended so that (a) the first reference to "The Company" is changed to "Each obligor" and (b) the last reference to "the Company" is changed to "such obligor".

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

     2.7 Section 6.03(c) of the Indenture shall be amended so that (a) the first reference to "The Company" is changed to "Each obligor" and (b) last reference to "the Company" is changed to "such obligor".

     2.8 Section 6.04(c)(1) of the Indenture shall be amended so that the reference to "the Company" is changed to "each obligor".

     2.9 Section 7.01(d) of the Indenture shall be amended so that (a) the first, third and fourth references to "the Company" are changed to "the Company or the Guarantor, as applicable," and (b) the second reference to "the Company" is changed to "the Company or the Guarantor".

     2.10 Section 7.01(g) of the Indenture shall be amended so that the reference to "if any." is replaced with "if any; or".

     2.11 Section 7.01 of the Indenture shall be amended by inserting the following paragraph:

           (h) except as permitted by the Indenture, the Guarantee issued under the Indenture shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Guarantor, or any Person acting on behalf of the Guarantor, shall deny or disaffirm its obligations under the Guarantee issued under the Indenture.

     2.12 Section 7.07 of the Indenture shall be amended so that the reference to "the Company" is changed to "the Company, the Guarantor".

     2.13 Section 8.09(b) of the Indenture shall be amended so that (a) the first reference to "the Company" is changed to "any obligor" and (b) the last reference to "the Company" is changed to "such obligor".

     2.14 The first paragraph of Section 9.03 of the Indenture shall be amended so that (a) the first and third references to "The Company" are changed to "The Company, the Guarantor", (b) the second reference to "the Company" is changed to "the Company, the Guarantor", and (c) the fifth reference to "the Company" is changed to "the Company nor the Guarantor".

     2.15 The last paragraph of Section 9.03 of the Indenture shall be amended so that the reference to "The Trustee and the Company" is changed to "The Trustee, the Company and the Guarantor".

     2.16 Section 9.05(b) of the Indenture shall be amended so that the reference to "or the Company" is changed to "the Company or the Guarantor".

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     2.17  Section 11.01(a) of the Indenture shall be amended so that the following paragraph is added to the end of the paragraph:

           or to evidence the succession of another corporation to the Guarantor, or successive successions, and the assumption by the successor corporation, pursuant to Section Four of the third supplemental indenture to the Indenture, of the covenants, agreements and obligations of the Guarantor in the Indenture and in the Securities contained;

     2.18 The first paragraph of Section 11.02 of the Indenture shall be amended so that the following is added to the end of the first sentence thereof:

           or (iv) modify or change any provision of the Indenture affecting the ranking of the Guarantee in a manner adverse to the Holders of the Securities, or (v) release the Guarantor from any of its obligations under the Guarantee or the Indenture other than in accordance with the provisions of the Indenture, or amend or modify any provision relating to such release.

     2.19 Section 11.03 of the Indenture shall be amended so that the reference to "the Company" is changed to "the Company, the Guarantor".

     2.20 The first paragraph of Section 14.02 of the Indenture shall be amended so that the following is added after the first reference to "Securities of any series":

           (and any Guarantor will be discharged from any and all obligations in respect of its Guarantee)

     2.21 Section 15.01 of the Indenture shall be amended so that the references to "the Company" are changed to "the Company or the Guarantor".

     2.22 Section 16.01 of the Indenture shall be amended so that (a) the section caption "Provisions Binding on Company's Successors" is changed to "Provisions Binding on Successors", (b) the reference to "the Company" is changed to "the Company and the Guarantor", and (c) the reference to "its" is changed to "their respective".

     2.23 Section 16.03 of the Indenture shall be amended so that (a) the first reference to "the Company" is changed to "the Company or the Guarantor" and (b) the last reference to "the Company" is changed to "the Company or the Guarantor, as applicable".

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

                                 SECTION THREE

                                 GUARANTEE

     3.1 The Guarantee. Subject to the provisions of this Section Three, the Guarantor hereby irrevocably and unconditionally guarantees the full and punctual payment (whether at Stated Maturity, upon acceleration, optional redemption or otherwise) of the principal of and premium, if any, and interest on, and all other amounts payable under, each of the Securities provided for under the Indenture, and the full and punctual payment of all other amounts payable by the Company under the Indenture. Upon failure by the Company to pay punctually any such amount, the Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Indenture.

     3.2 Guarantee Unconditional. The obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall, to the fullest extent permitted by law, not be released, discharged or otherwise affected by:

          (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Indenture or any Security, by operation of law or otherwise;

          (b) any modification or amendment of or supplement to the Indenture or any Security; provided that any such modification which increases the obligations of the Guarantor hereunder shall not be effective as to the Guarantor without its consent;

          (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Company or the Guarantor hereunder;

          (d) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in the Indenture or any Security;

          (e) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

          (f) any invalidity or unenforceability relating to or against the Company for any reason of the Indenture or any Security, or any provision of applicable law or

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

          regulation purporting to prohibit the payment by the Company of the principal of or interest on any Security or any other amount payable by the Company under the Indenture; or

          (g) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor's obligations hereunder.

     3.3 Discharge; Reinstatement. The Guarantor=s obligations hereunder shall remain in full force and effect until the principal of, premium, if any, and interest on the Securities and all other amounts payable by the Company under the Indenture shall have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Security or any other amount payable by the Company under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

     3.4 Waiver by the Guarantor. The Guarantee is a guarantee of payment and not of collection. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

     3.5  Subrogation and Contribution.   Upon making any payment with respect
          to any obligation of the Company under this Section Three, the Guarantor making such payment shall be subrogated to the rights of the payee against the Company with respect to such obligation; provided that the Guarantor shall not enforce any right to receive payment by way of subrogation against the Company or against any direct or indirect security for such obligation, or any other right to be reimbursed, indemnified or exonerated by or for the account of the Company in respect thereof, so long as any amount payable by the Company under the Indenture or under the Securities remains unpaid.

     3.6 Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under the Indenture or the Securities is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Indenture shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Trustee or the Holders.

     3.7 Limits of Guarantee. Notwithstanding anything to the contrary in this Section Three, it is the intention that the Guarantee not constitute a fraudulent conveyance under

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

          applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate the foregoing intention, the Trustee, and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under the Guarantee and this Section Three shall be limited to the maximum amount that would not render the Guarantor's obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

     3.8 Subsequent Delivery of Securities Guarantee. The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Supplement on behalf of the Guarantor.

     3.9 Notwithstanding any of the provisions of Section Three or any release subsequent hereto of the Guarantor as "the Company" or otherwise as a primary obligor under the Indenture and the Securities, the Guarantor, in its capacity as such, retains and does not hereby waive or surrender any defenses or rights it has or would have in its capacity as the issuer of the Securities.

                                 SECTION FOUR

                CONSOLIDATION, MERGER AND SALE BY THE GUARANTOR

     4.1 Guarantor may Consolidate, etc., on Certain Terms. Subject to any modification contained in any indenture supplemental hereto under which any series of Securities is issued and subject to the provisions of Section 12.02 of the Indenture, nothing contained in the Indenture or in any of the Securities shall prevent any consolidation or merger of the Guarantor with or into any other corporation or corporations (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which the Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of all or substantially all the property of the Guarantor, to party or parties, or shall prevent any sale or conveyance of all or substantially all the property of the Guarantor, to any other corporation (whether or not affiliated with the Guarantor) authorized to acquire and operate the same; provided however, that upon any such consolidation, merger, sale or conveyance, other than a consolidation or merger in which the Guarantor is the continuing corporation, the Guarantee and the observance of all of the covenants and conditions of the Indenture and in such series to be performed by the Guarantor, shall be expressly assumed, by supplemental indenture in compliance with the provisions of the Indenture, executed and delivered to the Trustee by the corporation (if other than the Guarantor) formed by such consolidation, or into which the Guarantor shall have been merged, or by the corporation which shall have acquired such property; and provided further that the Guarantor or such successor corporation, as the case may be, shall not immediately after such merger, consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.


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

     4.2 Successor Corporation to be Substituted. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and in compliance with the provisions of the Indenture, of the Guarantee and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor, with the same effect as if it had been named herein and, if the Guarantor is to be voluntarily dissolved, the Guarantor shall thereupon be released from all obligations under the Indenture and under the Securities.

     4.3 Opinion of Counsel to be Given Trustee. Before the Trustee shall execute any supplemental indenture required pursuant to this Section Four, the Trustee, subject to Sections 8.01 and 8.02 of the Indenture, shall receive and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance and any such assumption complies with the provisions of this Section.

                                  SECTION FIVE

                                  RATIFICATION

          Except as expressly amended and supplemented on this Supplement, the Indenture shall remain unchanged and in full force and effect. This Supplement shall be construed as supplemental to the Indenture and shall form a part thereof.

                                  SECTION SIX

                                 GOVERNING LAW

          This Supplement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed therein.

                                 SECTION SEVEN

                                  COUNTERPARTS


          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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

          IN WITNESS WHEREOF, each of Lyondell Chemical Company and Equistar Chemicals, LP have caused this Third Supplemental Indenture to be duly executed and U.S. Bank Trust, National Association as Trustee, has caused this Third Supplemental Indenture to be signed by one of its Vice Presidents or Assistant Vice Presidents as of the day and year first above written.


                              LYONDELL CHEMICAL COMPANY


                              By   /s/ ROBERT T. BLAKELY
                                ----------------------------------------
                                    Robert T. Blakely
                                    Executive Vice President and
                                    Chief Financial Officer



                              EQUISTAR CHEMICALS, LP


                              By     /s/ EUGENE R. ALLSPACH
                                ----------------------------------------
                                    Eugene R. Allspach
                                    President and Chief Operating Officer



                              U.S. BANK TRUST, NATIONAL
                              ASSOCIATION, Trustee


                              By      /s/ JOHN D. BOWMAN
                                ----------------------------------------
                                     John D. Bowman
                                     Vice President

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